                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made and entered into as of May 14, 1998 by and between Amtech Corporation, a Texas corporation (the "Purchaser"), and David P. Cook (the "Shareholder").

                                   RECITALS

     The Shareholder owns all of the outstanding capital stock (the "Shares") of Petabyte Corporation, a Delaware corporation (the "Company").

     The Company owns all of the outstanding capital stock of CustomTracks, Inc., a Delaware corporation (the "Subsidiary").

     The Shareholder desires to sell to Purchaser, and Purchaser desires to purchase from Shareholder, the Shares in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the parties to this Agreement agree as follows:

     1. Purchase of Shares. On and subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 2), Purchaser will acquire from the Shareholder, and the Shareholder will transfer to Purchaser, all of the Shares. As consideration in full for the Shares to be acquired by Purchaser from the Shareholder, Purchaser will pay (i) the sum of $200,000 in immediately available funds by wire transfer to one or more accounts specified in writing by the Shareholder by June 1, 1998, and (ii) subject to
Section 5, four additional payments (the "Future Payments") of $200,000 each payable on each of the first, second, third, and fourth anniversaries of the Closing in immediately available funds to one or more accounts specified in writing by the Shareholder.

     2. Closing. The closing (the "Closing") will take place on May 14, 1998 at the offices of Purchaser, or at such other time or place as may be agreed by the parties.

         (a) At the Closing, the certificates, documents, and other items listed below will be delivered by the party indicated:

             (i) the Shareholder will deliver certificates to Purchaser representing good and marketable title to all of the Shares, duly endorsed for transfer or accompanied by duly executed stock powers; and

             (ii) the Shareholder will deliver a certificate executed by the Shareholder stating that (A) Purchaser has been provided with a true and correct copy of the Company's and the Subsidiary's articles of incorporation and bylaws; (B) all representations and warranties of the Shareholder set forth in this Agreement are true and correct in all material respects; and (C) the Shareholder has performed in all material respects his covenants and agreements set forth in this Agreement.

         (b) The obligation of Purchaser to consummate the transactions contemplated by this Agreement will be subject to the conditions that: (i) each representation and warranty of the Shareholder set forth in this Agreement must be true and correct as of the Closing as if made at the time of the Closing; (ii) the Shareholder must have performed each of his obligations under this Agreement; and (iii) the Shareholder must have delivered each of the items required to be delivered by him under Section 2(a).

         (c) The obligation of the Seller to consummate the transactions contemplated by this Agreement will be subject to the conditions that: (i) each representation and warranty of Purchaser set forth in this Agreement must be true and correct as of the Closing as if made at the time of the Closing; (ii) Purchaser must have performed each of its obligations under this Agreement; and (iii) Purchaser must have delivered the consideration required to be delivered by it under Section 2(a).

     3. Representations and Warranties of the Shareholder. The Shareholder by this Agreement represents and warrants to Purchaser as follows (each of which representations and warranties will survive the Closing):

         (a) Organization. Each of the Company and the Subsidiary is a corporation duly organized, validly existing, and in good standing in the State of Delaware and has full corporate power to own its properties and to conduct its business as presently conducted.

         (b) Authority. The Shareholder has all requisite personal capacity to execute and deliver this Agreement and all other agreements and instruments contemplated by this Agreement to be executed and delivered by the Shareholder (the "Seller Documents"). This Agreement and the Seller Documents have been duly executed and delivered by the Shareholder and are legal, valid, and binding agreements of the Shareholder, enforceable against the Shareholder in accordance with their respective terms.

         (c) Minute Books. Shareholder has made available to Purchaser true, correct, and complete copies of the certificate of incorporation, bylaws, minute books, stock certificate books, and stock record books of the Company and the Subsidiary. The minute books of the Company and the Subsidiary contain minutes or consents reflecting all actions taken by the directors (including any committees) and shareholders of the Company and the Subsidiary, respectively.

         (d) Capitalization. The authorized capital stock of the Company consists solely of 1,000 shares of common stock, $.01 par value per share, of which 1,000 shares are issued and outstanding. All of the Shares are validly issued, fully paid and nonassessable, are held by the Shareholder and were issued free and clear of preemptive or similar rights. The Shares to be transferred to Purchaser under this Agreement constitute all of the issued and outstanding capital stock of the Company. There are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments obligating the Company, the Shareholder, or any other person or entity to issue or sell any securities or ownership interests in the Company, including, without limitation, any of the Shares. There are no shareholder agreements, voting agreements, voting trusts or similar agreements binding on any of the Shareholder's interests in the Company or applicable to any of the Shares. All of the outstanding capital stock of the Company has been offered and sold in compliance with all applicable securities laws, rules and regulations. All of the shares of capital stock of the Subsidiary (the "Subsidiary Stock") are owned beneficially and of record by the Company and are validly issued, fully paid, and nonassessable, and were issued free and clear of preemptive or similar rights. The Subsidiary Stock constitutes all of the issued and outstanding capital stock of the Subsidiary. There are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments obligating the Subsidiary, the Company or any other person or entity to issue or sell any securities or ownership interests in the Subsidiary, including, without limitation, any of the Subsidiary Stock. There are no shareholder agreements, voting agreements, voting trusts or similar agreements binding on any of the Company's interests in the Subsidiary or applicable to any of the Subsidiary Stock, except as provided by the Assignment (as defined below).

         (e) Title to the Shares. The Shareholder owns the Shares of record and beneficially, free and clear of any liabilities, obligations, liens, pledges, claims, security interests, encumbrances, or contingencies of any nature (collectively, "Liens"). Upon sale of the Shares to Purchaser at the Closing under this Agreement, Purchaser will acquire the entire legal and beneficial interest in all of the Shares, free and clear of any Liens.

         (f) Limited Business. The Company has no property or assets other than those transferred pursuant to the Assignment dated May 14, 1998 from Shareholder to the Company (the "Assignment") and the Subsidiary Stock, and the Company has no liabilities or obligations of any type, absolute or contingent, accrued or unaccrued, known of unknown, other than its obligations under the Assignment.

     4. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Shareholder as follows (each of which representations and warranties will survive the Closing):

         (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Texas.

         (b) Authority. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by Purchaser of this Agreement has been duly authorized by all necessary action, corporate or otherwise, by Purchaser and this Agreement has been duly executed and delivered and is a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

     5.  Termination Right.

         The Shareholder hereby grants to Purchaser the right (the "Termination Right"), exercisable for four years from the date hereof, to terminate the obligation of Purchaser to make any Future Payments by complying with this
Section 5. The Termination Right may be exercised by Purchaser tendering to the Shareholder or his designee an assignment (the "Reassignment") in the form of Exhibit A to this Agreement, completed with modifications to which the Shareholder consents, transferring to the Shareholder good and marketable title to all the assets, properties, rights and interests transferred or purported to be transferred to the Company pursuant to the Assignment, free an clear of all Liens. Upon due execution and delivery of the Reassignment to the Shareholder, the obligation of Purchaser to make Future Payments after the date of such delivery will cease.

     6.  Miscellaneous.

         (a) Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by a recognized courier service or by registered or certified mail, postage prepaid, to the parties at the following addresses:

         If to Purchaser, to:                  If to the Shareholder, to:
         Amtech Corporation                    David P. Cook
         19111 Dallas Parkway                  c/o Amtech Corporation
         Suite 300                             19111 Dallas Parkway
         Dallas, Texas 75287                   Suite 300
                                               Dallas, Texas 75287
         Attention:  General Counsel
         Telecopy:  (972) 733-6031

         Any party to this Agreement may change the address for purposes of giving notice under this Agreement by giving notice of such change to the other party to this Agreement in accordance with this Section 6(a).

          (b) Attorneys' Fees and Costs. In the event that attorneys' fees or other costs are incurred to secure performance of any of the obligations in this Agreement provided for, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

          (c) Further Assurances. Each party to this Agreement agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

          (d) Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together shall constitute one and the same instrument.

          (e) Entire Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter contained in this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter of this Agreement. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought.

          (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

                                    PURCHASER:

                                    AMTECH CORPORATION



                                    /s/  Ronald A. Woessner, V. P.
                                    --------------------------------------------




                                    SHAREHOLDER:


                                    /s/  David P. Cook
                                    --------------------------------------------
                                    David P. Cook

                                                                       EXHIBIT A
                                                     TO STOCK PURCHASE AGREEMENT

                                   ASSIGNMENT

     This Assignment is made and effective this ____ day of ___ (the "Effective Date"), by and between Petabyte Corporation, a Delaware corporation ("Petabyte"), and David P. Cook, an individual residing in Dallas, Texas (referred herein as "Cook"), and

     WHEREAS, by virtue of an Assignment (the "Original Assignment"), dated May 14, 1998 (the "Original Transfer Date"), Assignor assigned all rights, interests and title to the Technology, Patent Rights, and Marks relating to the Business (as those terms are defined below);

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Assignment of Technology.

         (a) "Technology" means any and all designs, specifications, drawings, techniques, processes, data, business plans, marketing plans, know-how, show-how, technical information, confidential information, trade secrets, in whatever form, any and all changes, updates, advances, enhancements or additions thereto, and any inventions, ideas, discoveries or concepts embodied therein, that are owned or possessed, from time-to-time, by Petabyte as a result of the Original Assignment, and that relate in any way to the Business. "Business" means the assembly, manufacture, servicing, supply, sale, or distribution of customized vertical market digital data products.

         (b) Petabyte hereby irrevocably assigns, sells, transfers and conveys to Cook the entire right, title and interest that Petabyte has in the Technology and in all trademarks, service marks, tradenames, internet domain names and similar interests relating to the Business, and any associated goodwill (the "Marks"), the same to be now held and owned by Cook for his own use as fully and entirely as the same would have been held and owned by Petabyte if this assignment and sale had not been made. Petabyte hereby further agrees to deliver to Cook all documents and items in Petabyte's possession, custody or control evidencing the Technology and the Marks.

     2.  Assignment of Patent Rights.

         (a) "Patent Rights" means any and all rights, titles or interests in or to any United States and foreign patents or patent applications covering the Technology, including without limitation, the patents and patent applications identified on Schedule A to this Assignment and any others related to or utilized in connection with the

Business, including, without limitation, those filed after May 14, 1998 to which David P. Cook made an inventive contribution within the meaning of applicable law.

         (b) Petabyte hereby irrevocably assigns, sells, transfers and conveys to Cook Petabyte's entire right, title and interest in and to any Patent Rights, the same to be now held and enjoyed by Cook for his own use and enjoyment, and for the use and enjoyment of his successors, assigns or other legal representatives, to the end of the term or terms for which said patents are granted or reissued, as fully and entirely as the same would have been held and enjoyed by Petabyte if this assignment and sale had not been made, together with all claims for damages by reason of past infringement of said Patent Rights, with the right to sue for, and collect, the same for its own use and behalf, and for the use and behalf of its successors, assigns or other legal representatives.

     3.  Representations of Petabyte.

         (a) Petabyte hereby represents and warrants that it is the owner of the Technology, Patent Rights, and Marks transferred and conveyed to Cook hereby, free and clear of all liens, claims and encumbrances, and that the conveyance hereby of the Technology, Patent Rights, and Marks vests good and marketable title to the Technology, Patent Rights, and Marks in Cook, free and clear of any liens, claims or encumbrances.

         (b) Petabyte represents and warrants that this Assignment has been duly authorized by all necessary action of Petabyte, and is the binding agreement of Petabyte, enforceable in accordance with its terms. Petabyte further represents that the execution and performance of this Assignment will not violate any agreement, document, order or instrument to which Petabyte is a party or by which Petabyte is bound.

     4. Entire Agreement. This Assignment embodies the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Assignment may be amended only in writing executed by Petabyte and Cook.

     5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the parties hereto have executed and made this Assignment as of the date first above written.


                              PETABYTE CORPORATION


                              By:
                                  ---------------------------------------------
                              DAVID P. COOK



                              -------------------------------------------------
                                     David P. Cook

                                                                      SCHEDULE A


                                Patents Rights



1. United States Patent Application, Serial Number 08/984,907, filed December 4, 1997, for METHOD AND SYSTEM FOR CUSTOM MANUFACTURE AND DELIVERY OF A DATA PRODUCT.

                                      A 1